Exhibit 10.1

EXHIBIT A	Execution Version

FORM OF LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”) is made and entered into as of [●], 2024, by and among (i) Electrified Materials Corporation, a Delaware corporation (“Pubco”), (ii) American Resources Corporation, a Florida corporation (“AREC”), and (iii) the undersigned parties listed as “Securityholders” on the signature page hereto (each of them together with AREC, the “Lock-Up Party”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, on [●], 2024, (i) AI Transportation Acquisition Corp., a Cayman Islands exempted company (together with its successors, “Purchaser”), (ii) Pubco, (iii) AITR Merger Sub 1 Corp), Delaware corporation and a wholly-owned subsidiary of Pubco (“Merger Sub 1”), (iv) AITR Merger Sub 2 Corp., Delaware corporation and a wholly-owned subsidiary of Pubco (“Merger Sub 2”), and (v) American Metals LLC, an Indiana limited liability company (the “Company”), entered into a Business Combination Agreement (the “Business Combination Agreement”), pursuant to which (a) Purchaser merged with and into Merger Sub 1, with Purchaser continuing as the surviving entity, as a result of which Purchaser became a wholly-owned subsidiary of Pubco (the “Merger 1”); (b) the Company merged with and into Merger Sub 2, with the Company continuing as the surviving entity as a result of which the Company became a wholly-owned subsidiary of Pubco; (c) Pubco acquired all of the issued and outstanding shares of common stock of the Company from its shareholders in exchange for shares of common stock of Pubco; and (d) Pubco contributed its membership interest in the Company to Purchaser in exchange for shares into Pubco (the transactions described in subclauses (a) through (d), the “Business Combination”);

WHEREAS, on or before, but immediately preceding the effectiveness of the Merger 1, Purchaser transferred by way of continuation from the Cayman Islands to Delaware and domesticated as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) and Part XII of the Cayman Islands Companies Act (2020 Revision).

WHEREAS, the Lock-Up Party agrees to enter into this Agreement with respect to all Lock-Up Securities (as defined below) that the Lock-Up Party now Beneficially Owns (as defined below); and

WHEREAS, each of Pubco and the Lock-Up Party has determined that it is in its best interests to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Affiliate” of a specified person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

“Entity” means any corporation (including any nonprofit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company, or joint stock company), firm, society, or other enterprise, association, organization, or entity.

“Family Member” means with respect to any individual, a spouse, lineal descendant (whether natural or adopted) or spouse of a lineal descendant of such individual or any trust created for the benefit of such individual or of which any of the foregoing is a beneficiary.

“Governmental Authority” means any governmental, quasi-governmental, public or statutory authority of any nature (including any governmental division, department, agency, regulatory or administrative authority, commission, instrumentality, official, organization, unit, body, or Entity and any court, judicial or arbitral body, or other tribunal).

“Law” means any federal, national, state, county, municipal, provincial, local, foreign or multinational, statute, constitution, common law, ordinance, code, decree, order, judgment, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Lock-Up Securities” means any Pubco Securities Beneficially Owned by the Lock-Up Party as of the date hereof, other than any Pubco Securities acquired in open market transactions.

“Pubco Securities” means (a) any Pubco Common Stock, (b) any option or right to acquire Pubco Common Stock, (c) any Pubco Common Stock issued or issuable upon the exercise of any option or other right to acquire such Pubco Common Stock and (d) any equity securities of Pubco that may be issued or distributed or be issuable with respect to the securities referred to in clauses (a), (b) or (c) by way of conversion, dividend, share split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction.

“Permitted Transferee” means with respect to any Person, (a) any Family Member of such Person, (b) any Affiliate of such Person, (c) any Affiliate of any Family Member of such Person, (d) if the undersigned is a corporation, partnership, limited liability company or other business entity, its shareholders, partners, members or other equityholders, and (e) Pubco.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or to the extent not already covered, an Entity, or government, political subdivision, agency or instrumentality of a government, or to the extent not already covered, a Governmental Authority.

“Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b), excluding entry into this Agreement and the consummation of the transactions contemplated hereby and thereby.

2. Lock-Up.

2.1 Lock-Up. The Lock-Up Party agrees with Pubco not to effect any Transfer of any Lock-Up Securities during the Lock-Up Period (as defined below); provided, that such prohibition shall not apply to Transfers permitted pursuant to Section 2.2. The “Lock-Up Period” shall be the period commencing on the date hereof and ending on the date that is six (6) months following the date hereof.

2.2 Permitted Transfers. Notwithstanding anything to the contrary contained in this Agreement, during the Lock-Up Period, the Lock-Up Party may (x) Transfer, without the consent of Pubco, any of the Lock-Up Securities (i) to any of the Lock-Up Party’s Permitted Transferees, upon written notice to Pubco, or (ii) (a) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual, or for estate planning purposes; (b) in the case of an individual, pursuant to a qualified domestic relations order; (c) in the case of an individual, Transfers by gift to a charitable organization; (d) in the case of an Entity, Transfers by virtue of the laws of the jurisdiction of the Entity’s organization and the Entity’s organizational documents upon dissolution of the Entity; or (e) pursuant to any liquidation, merger, share exchange or other similar transaction which results in all of Pubco’s shareholders having the right to exchange their Pubco Securities for cash, securities or other property subsequent to the Business Combination, or (y) enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act after the date of this Agreement relating to the sale of the Lock-Up Securities, provided, that (A) the securities subject to such plan may not be sold until after the expiration of the Lock-Up Period and (B) Pubco shall not be required to effect, and the Lock-Up Party shall not effect or cause to be effected, any public filing, report or other public announcement regarding the establishment of the trading plan; provided, that in connection with any Transfer of such Lock-Up Securities pursuant to clause (i), (ii)(a), (ii)(b), (ii)(c) or (ii)(d) above, the restrictions and obligations contained in Section 2.1 and this Section 2.2 will continue to apply to such Lock-Up Securities after any Transfer of such Lock-Up Securities and such transferee shall execute and deliver lock-up agreement substantially in the form of this Agreement for the balance of the Lock-Up Period. Notwithstanding the foregoing provisions of this Section 2.2, the Lock-Up Party may not make a Transfer to a Permitted Transferee or otherwise pursuant to this Section 2.2 if such Transfer has as a purpose the avoidance of or is otherwise undertaken in contemplation of avoiding the restrictions on Transfers in this Agreement (it being understood that the purpose of this provision includes prohibiting the Transfer to a transferee (A) that has been formed to facilitate a material change with respect to who or which entities Beneficially Own the Lock-Up Securities, or (B) followed by a change in the relationship between the Lock-Up Party and the transferee (or a change of control of the Lock-Up Party or transferee) after the Transfer with the result and effect that the Lock-Up Party has indirectly made a Transfer of Lock-Up Securities, which Transfer would not have been directly permitted under this Section 2 had such change in such relationship occurred prior to such Transfer).

2.3 Legends. Any certificates representing the Lock-Up Securities shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A LOCK-UP AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF DURING THE TERM OF THE LOCK-UP EXCEPT IN ACCORDANCE WITH THE TERMS OF THE LOCK-UP AGREEMENT BETWEEN THE COMPANY AND SECURITYHOLDER.”

3. Representations and Warranties of the Lock-Up Party. The Lock-Up Party hereby represents and warrants to Pubco as follows:

3.1 Due Authority. The Lock-Up Party has the full power and authority to execute and deliver this Agreement and perform its obligations hereunder. If the Lock-Up Party is an individual, the signature to this agreement is genuine and the Lock-Up Party has legal competence and capacity to execute the same. This Agreement has been duly and validly executed and delivered by the Lock-Up Party and, assuming due execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Lock-Up Party, enforceable against the Lock-Up Party in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, by general equitable principles.

3.2 No Conflict; Consents.

(a) The execution and delivery of this Agreement by the Lock-Up Party does not, and the performance by the Lock-Up Party of the obligations under this Agreement and the compliance by the Lock-Up Party with any provisions hereof do not and will not: (i) conflict with or violate any Law applicable to the Lock-Up Party, (ii) if the Lock-Up Party is an Entity, conflict with or violate the organizational documents of the Lock-Up Party, or (iii) result in any breach of, or constitute a default (or an event, which with notice or lapse of time or both, would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any of the Lock-Up Securities pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Lock-Up Party is a party or by which the Lock-Up Party is bound, except, in the case of clauses (i) and (iii), as would not reasonably be expected, individually or in the aggregate, to materially impair the ability of the Lock-Up Party to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b) The execution and delivery of this Agreement by the Lock-Up Party does not, and the performance of this Agreement by the Lock-Up Party will not, require any consent, approval, authorization or permit of, or filing or notification to, or expiration of any waiting period by any Governmental Authority or any other Person with respect to the Lock-Up Party, other than those set forth as conditions to closing in the Business Combination Agreement.

3.3 Absence of Litigation. As of the date hereof, there is no litigation, suit, claim, charge, grievance, action, proceeding, audit or investigation by or before any Governmental Authority (an “Action”) pending against, or, to the knowledge of the Lock-Up Party after reasonable inquiry, threatened against the Lock-Up Party that would reasonably be expected to materially impair the ability of the Lock-Up Party to perform its obligations hereunder or to consummate the transactions contemplated hereby.

3.4 Absence of Conflicting Agreements. The Lock-Up Party has not entered into any agreement, arrangement or understanding that is otherwise materially inconsistent with, or would materially interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

4. Fiduciary Duties. The covenants and agreements set forth herein shall not prevent the Lock-Up Party or designee of the Lock-Up Party from serving on the Board of Directors of Pubco or from taking any action while acting in such Person’s capacity as a director of Pubco. The Lock-Up Party is entering into this Agreement solely in its capacity as a Beneficial Owner of Pubco Securities following the consummation of the Business Combination.

5. Termination. This Agreement shall terminate upon the expiration of the Lock-Up Period. Upon termination of this Agreement, none of the parties hereto shall have any further obligations or liabilities under this Agreement; provided, that nothing in this Section 5 shall relieve any party hereto of liability for any willful material breach of this Agreement prior to its termination.

6. Miscellaneous.

6.1 Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Law: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and (c) all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

6.2 Non-survival of Representations and Warranties. None of the representations, warranties, covenants, obligations, or other agreements in this Agreement or in any schedule, statement, instrument or other document delivered pursuant to this Agreement shall survive the termination of this Agreement.

6.3 Assignment. No party hereto may assign, directly or indirectly, including by operation of Law, either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties hereto, except with respect to a Transfer completed in accordance with Section 2.2. Subject to the first sentence of this Section 6.3, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any assignment in violation of this Section 6.3 shall be void ab initio.

6.4 Amendments and Modifications. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by (1) Pubco and (2) the Lock-Up Party. Any such amendment shall be binding on the parties hereto.

6.5 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any court in the State of New York, or, if that court does not have jurisdiction, in any federal court located in the State of New York without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at Law or in equity as expressly permitted in this Agreement. Each of the parties hereby further waives (i) any defense in any action for specific performance that a remedy at Law would be adequate and (ii) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

6.6 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by any electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by in a notice given in accordance with this Section 6.6:

(i) if to Pubco, to:

12115 Visionary Way #174
Fishers, IN 46037
Attn:	Kirk Taylor, CFO
Email:	kpt@americanresourcescorp.com

with copies (which shall not constitute notice) to:

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154, USA
Attn:	Mitchell S. Nussbaum, Esq.
Email:	mnussbaum@loeb.com

(ii) if to the Lock-Up Party, to the address for notice set forth on the Lock-Up Party’s signature page to this Agreement,

with copies (which shall not constitute notice) to:

[●]
[●]
[●]
Attn: [●]
Email: [●]

6.7 Governing Law; Jurisdiction. This Agreement shall be governed by, construed, and enforced in accordance with the Laws of the State of New York without regard to the conflict of laws principles thereof. Subject to Section 6.8, all Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate court thereof) (the “Specified Courts”). Subject to Section 6.8, each Party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 6.6. Nothing in this Section 6.7 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

6.8 WAIVER OF JURY TRIAL. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions CONTEMPLATED HEREBY. Each of the parties hereto (A) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (B) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Transactions CONTEMPLATED HEREBY, as applicable, by, among other things, the mutual waivers and certifications in this Section 6.8.

6.9 Entire Agreement; Third-Party Beneficiaries. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, and is not intended to confer upon any other Person other than the parties hereto any rights or remedies.

6.10 Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

6.11 Effect of Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

6.12 Legal Representation. Each of the parties hereto agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and each party hereto and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party hereto drafting such agreement or document.

6.13 Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such expenses.

6.14 Further Assurances. At the request of Pubco, in the case of the Lock-Up Party, or at the request of the Lock-Up Party, in the case of Pubco, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

6.15 Waiver. Each of the Parties on behalf of itself and its Affiliates, , may in its sole discretion (i) extend the time for the performance of any obligation or other act of any other non-Affiliated Party hereto, (ii) waive any inaccuracy in the representations and warranties by any other Party such other non-Affiliated Party contained herein or in any document delivered pursuant hereto and (iii) waive compliance by such other non-Affiliated Party with any covenant or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

Pubco

Electrified Materials Corporation,
a Delaware corporation

By:
Name:
Title:

In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

LOCK-UP PARTY:

American Resources Corporation

By:
Name:
Title:

Address:

Email Address:

In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

LOCK-UP PARTY:

Securityholder

By:
Name:
Title:

Address:

Email Address:

In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

LOCK-UP PARTY:

Securityholder

By:
Name:
Title:

Address:

Email Address: